Exhibit 4.6

EXECUTION VERSION

TPC GROUP LLC

FIRST AMENDMENT

TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “First Amendment”) is dated as of June 4, 2010 and entered into by and among TPC Group LLC, a Texas limited liability company (“Company”), the financial institutions listed on the signature pages hereof and executing this First Amendment (“Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent for Lenders (“Administrative Agent”) and is made with reference to that certain Term Loan Agreement dated as of June 27, 2006 (the “Credit Agreement”), by and among Company, Lenders (as defined in the Credit Agreement) and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and each Lender identified on the signature pages hereof desire to amend the Credit Agreement to allow Company to change its fiscal year as provided herein;

WHEREAS, Company and Required Lenders desire to make certain other amendments as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendments to Article 1: Definitions and Accounting Terms

A. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“First Amendment” means the First Amendment to Term Loan Agreement, dated as of June 4, 2010 among Company, the Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” has the meaning provided in the First Amendment.

“Holdings” means TPC Group Inc., a Delaware corporation.

B. Section 1.1 of the Credit Agreement is hereby further amended by deleting each of the definitions of “Control Group”, “Fiscal Year” and “Revolving Credit Facility” therefrom in their entirety and substituting the following therefor:

“Control Group” means Castlerigg Master Investments Ltd., QVT Financial LP, Ramius LLC and One East Partners Master LP.

“Fiscal Year” means an accounting period that begins July 1st and ends June 30th; provided that, after any election by Company in accordance with Section 8.11, “Fiscal Year” shall mean (a) initially, the accounting period that begins on July 1, 2010 and ends on December 31, 2010 and (b) thereafter, the accounting period that begins on January 1st and ends on December 31st of each year.

“Revolving Credit Facility” means the Amended and Restated Revolving Credit Agreement dated as of April 29, 2010 by and among Company, certain of its Subsidiaries, DB, as administrative agent, DB and Wells Fargo Capital Finance, LLC as co-collateral agents, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

C. The Credit Agreement is hereby further amended by making the following amendments:

i. The term “Holdings GP” and the term “Holdings LP” are hereby deleted and all references thereto in the Credit Agreement and the other Loan Documents are hereby deemed to be references to the term “Holdings”.

1.2	Amendments to Article 4: Reduction of Commitments; Payments and Prepayments

A. Mandatory Prepayments. Section 4.3(c) of the Credit Agreement is hereby amended by deleting the language “Fiscal Year of Company” and replacing it with the language “calendar year” therein.

1.3	Amendments to Article 6: Representations and Warranties

A. Environmental Matters. Section 6.19 of the Credit Agreement is hereby amended by inserting the language “and except as set forth in Schedule 6.19 hereto” at the end of clauses (b) and (c) thereof.

1.4	Amendments to Article 7: Affirmative Covenants

A. Financial Statements. Section 7.1(b) of the Credit Agreement is hereby amended by inserting the following text at the end of such section:

“For the avoidance of doubt, if Company chooses to change its Fiscal Year as provided in Section 8.11, no more than 12 months shall pass between the dates on which audited financial statements are due pursuant to this Section 7.1(b).”

1.5	Amendments to Article 8: Negative Covenants

A. Indebtedness and Disqualified Stock. Section 8.2(m) of the Credit Agreement is hereby amended by replacing the reference to “Section 4.3(e)” with “Section 4.3(b)”.

B. Fundamental Changes. Section 8.3 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

C. Asset Sales. Section 8.4(a) is hereby amended by deleting the language “Fiscal Year of the Company” and replacing it with the language “calendar year” in clause (ii) of the proviso thereof.

D. Restricted Payments. Section 8.5 of the Credit Agreement is hereby amended as follows:

(i) Section 8.5(a) of the Credit Agreement is hereby amended by deleting the language “Fiscal Year” and replacing it with the language “calendar year” in the proviso thereof.

(ii) Section 8.5(e) of the Credit Agreement is hereby amended by deleting the language “Fiscal Year” in such clause and replacing it with the language “calendar year”.

E. Loan Investments and Acquisitions. Section 8.7(j) of the Credit Agreement is hereby amended by deleting the text “$50,000,000” and replacing it with the text “$5,000,000” therein.

F. Fiscal Year. Section 8.11 of the Credit Agreement is hereby amended by deleting it and inserting the following text therefor:

“8.11 Fiscal Year. Company will not, and will not permit any of its Subsidiaries to, change their Fiscal Year; provided, that, at any time on or after July 1, 2010 and on or prior to December 31, 2010, Company may, in which case Company will also require each Subsidiary to, permanently change its Fiscal Year to an accounting period that begins on January 1st (or July 1st in the case of the initial Fiscal Year in which such change occurs) and ends on December 31st.”

1.6	Amendments to Article 12: Miscellaneous

A. Costs and Expenses; Indemnification. Section 12.4(a) of the Credit Agreement is hereby amended by deleting the language “Winston & Strawn LLP” and replacing it with the language “White & Case LLP” therein.

B. Consent to Jurisdiction; Mutual Waiver of Jury Trial. Section 12.9 of the Credit Agreement is hereby amended by replacing the language “NON-EXCLUSIVE” with the language “EXCLUSIVE” therein.

1.7	Amendments to Schedules

A. Updated Schedules. Schedules 6.11(c), 6.14, and 7.8 of the Credit Agreement are hereby replaced in their entirety with Schedules 6.11(c), 6.14, and 7.8 attached hereto.

B. New Schedule. Schedule 6.19 attached hereto is hereby added as Schedule 6.19 to the Credit Agreement.

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this First Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Secretary’s Certificates. On or before the First Amendment Effective Date, each Credit Party shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

1. A good standing certificate from the Secretary of State of its jurisdiction of organization, each dated a recent date prior to the First Amendment Effective Date;

2. Copies of its Organizational Documents, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this First Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

4. Signature and incumbency certificates of its officers executing this First Amendment.

B. Amendment. Company, Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and Company and the Required Lenders shall have delivered (including by way of facsimile (or other electronic) transmission) their signed counterparts to the Administrative Agent.

C. Amendment Fee. On or prior to the First Amendment Effective Date, Company shall have paid to Administrative Agent for the ratable benefit of each Lender that shall have executed this First Amendment on or prior to 12:00 p.m. New York City time on June 1, 2010, the amendment fee of 0.05% of the sum of the outstanding aggregate principal amount of such Lenders’ Term B Loans, as of the First Amendment Effective Date.

D. Other Fees and Expenses. Company shall have paid all invoiced costs, fees, expenses and other amounts due and payable pursuant to the Loan Documents and any other fee due and payable to Administrative Agent and any Lender as may be separately agreed by Company and such Lender in connection with this First Amendment, including, to the extent invoiced, reimbursement or payment of reasonable out-of-pocket expenses in connection with this First Amendment and the transactions contemplated hereby and any other reasonable out-of-pocket expenses of Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable costs, fees, expenses, charges and disbursements of counsel for Administrative Agent.

E. No Material Adverse Change. Since June 30, 2009, no event, change, occurrence, circumstance or condition, either individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect.

Section 3. CREDIT PARTY REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this First Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Each Credit Party has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by and perform its obligations under, the Credit Agreement as amended by this First Amendment, (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this First Amendment has been duly authorized by all necessary corporate action on the part of each Credit Party thereto.

C. No Conflict. The execution and delivery of this First Amendment by each Credit Party and the performance by each Credit Party of this First Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents, if any, which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

D. Governmental Consents. The execution and delivery of this First Amendment by each Credit Party and the performance of this First Amendment by each Credit Party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) such approvals or consents, if any, which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders, (ii) filings and recordings in connection with the Security Documents and (iii) those required under applicable securities laws.

E. Binding Obligation. this First Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute an Unmatured Event of Default or an Event of Default.

Section 4. ACKNOWLEDGMENT AND CONSENT

Each Subsidiary Guarantor listed on the signature pages hereof has read this First Amendment and consents to the terms hereof and hereby acknowledges and agrees that any Subsidiary Guaranty and Security Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability, and shall not be impaired or limited by the execution or effectiveness of this First Amendment. As of the date hereof, each Subsidiary Guarantor hereby acknowledges, confirms and agrees to its obligations under the Subsidiary Guaranty executed by it, all without offset, defense or counterclaim of any kind, nature or description whatsoever. Company and each Subsidiary Guarantor hereby acknowledges, confirms and agrees that the Collateral Agent, on behalf of the Secured Creditors, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Collateral Agent pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent. Each Subsidiary Guarantor represents and warrants that all representations and warranties contained in this First Amendment and each Subsidiary Guaranty and Security Document to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement as amended hereby.

Section 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all reasonable costs, fees and expenses as described in Section 12.4 of the Credit Agreement and Section 2(E) hereof incurred by Administrative Agent and its counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings. Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any party delivering an executed counterpart of this First Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this First Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TPC GROUP LLC

By:	/s/ Charles W. Shaver
Name:	Charles W. Shaver
Title:	President & CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its individual capacity as a Lender and as Administrative Agent

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Director

-Signature Page-

First Amendment to Term Loan

Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE TERM LOAN AGREEMENT (the “Credit Agreement”), DATED AS OF JUNE 27, 2006, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER:	[various]

Executing as a CONSENTING LENDER:

By:	/s/ [various]
Name:
Title:

For any Lender requiring a second signature line:

By:	/s/ [various]
Name:
Title:

-Signature Page-

First Amendment to Term Loan

Agreement

TEXAS BUTYLENE CHEMICAL CORPORATION, as Subsidiary Guarantor

By:	/s/ Charles W. Shaver
Name:	Charles W. Shaver
Title:	President & CEO

TP CAPITAL CORP., as Subsidiary Guarantor

By:	/s/ Charles W. Shaver
Name:	Charles W. Shaver
Title:	President & CEO

TEXAS OLEFINS DOMESTIC-INTERNATIONAL SALES CORPORATION, as Subsidiary Guarantor

By:	/s/ Charles W. Shaver
Name:	Charles W. Shaver
Title:	President & CEO

PORT NECHES FUELS, LLC, as Subsidiary Guarantor

By:	/s/ Charles W. Shaver
Name:	Charles W. Shaver
Title:	President & CEO

-Signature Page-

First Amendment to Term Loan

Agreement

Schedule 6.11(c)

Owned or Leased Real Property

	Property Address	Owner/Lessee	Type of Interest	Subject to Mortgage?
1.	Louisiana, Calcasieu Parish, Louisiana, 3524 City Service Highway, Westlake	Fred & Juanita Vincent/ Texas Butylene Chemical Corporation	Lease	No
2.	Texas, Harris County, 8600 Park Place Blvd., Houston	TPC Group LLC	Fee Title	Yes
3.	Texas, Harris County, 4601 Baker Road, Baytown	TPC Group LLC	Fee Title	Yes
4.	Texas, Harris County, 5151 San Felipe, Suite 800, Houston	Sage Plaza One LTD/ TPC Group LLC	Lease	No
5.	Texas, Harris, Parking Lot adjacent to TPC Houston plant	John Franze/ TPC Group LLC	Lease	No
6.	Texas, Jefferson; C4 Plant Site in Port Neches	TPC Group LLC	Fee Title	Yes
7.	Texas, Jefferson; Isoprene Unit Site in Port Neches	TPC Group LLC	Fee Title	Yes
8.	Texas, Jefferson; Wedge Tract in Port Neches	TPC Group LLC	Fee Title	Yes
9.	Texas, Jefferson; Flare Site in Port Neches	TPC Group LLC	Fee Title	Yes
10.	Texas, Jefferson; Loading Rack Site in Port Neches	TPC Group LLC	Fee Title	Yes
11.	Texas, Jefferson; Joint Wastewater Treatment Plant in Port Neches	Huntsman Petrochemical Corporation/ TPC Group LLC	16.01% undivided interest, in a tenancy in common with Huntsman Petrochemical Corporation	Yes
12.	Texas, Jefferson; Land Farm Site in Port Neches	Huntsman Petrochemical Corporation/ TPC Group LLC	16.01% undivided interest, in a tenancy in common with Huntsman Petrochemical Corporation	Yes
13.	Texas, Jefferson; Dock Site in Port Neches	Huntsman Petrochemical Corporation/ TPC Group LLC	50% undivided interest, in a tenancy in common with Huntsman Petrochemical Corporation	Yes
14.	Texas, Jefferson; River Pump House Site in Port Neches	TPC Group LLC	Fee Title	Yes

Schedule 6.14

Capitalization of Company

Owner	Type and Percentage of Interest
TPC Group Inc.	100% membership interest

Schedule 6.19

Environmental Matters

In January 2009, the Company signed an Agreed Corrective Action Order (“ACAO”) with the Texas Commission on Environmental Quality (“TCEQ”) related to the Houston facility. The ACAO was approved by the TCEQ Commissioners in April 2009 following a public agenda hearing. The ACAO obligates the Company to undertake a five-year $20 million incremental spending program on projects designed to enhance environmental performance that would not normally have been done as part of routine maintenance at the Houston facility. The Company expects to implement the required measures and incur the incremental spending through a combination of (a) increases in annual maintenance and capital expenditures throughout the five-year period and (b) additional expenditures in connection with regularly scheduled turnarounds (typically occurring every three to four years).

Schedule 7.8

Insurance

TPC GROUP
Executive Summary of
Insurance
For 2009-2010
PROPERTY SUMMARY

Property & Business Interruption	Policy Numbers (Various U.S. and European Companies)	Program Limits	Deductible

Lockton - Manuscript Participants:	LME4613	$400,000,000	$250,000 - Property Damage except:
Underwriting Risk Services, Ltd. Torus Insurance UK Ltd.	B0702JA010150Y B0702JA010150Y	Sublimits: $150,000,000 Earth Movement	$2,500,000 - Locations in Houston and Port Neches, TX
Lloyd’s Syn. No. 1084 Lloyd’s Syn. No. 1274 Lloyd’s Syn. No. 2987	B0702JA010150Y B0702JA010150Y B0702JA010150Y	$150,000,000 Flood - but not to exceed $10,000,000 for property not scheduled
Lloyd’s Syn. No. 609 Lloyd’s Syn. No. 958 FM Global Lloyd’s Syn. No. 2003	B0702JA010150Y B0702JA010150Y LG6S3 B0702JA010151Y	$400,000,000 - Wind & Flood but not to exceed $150,000,000 for Flood as part of and not in addition to Flood Limits of Liab of this Policy.
ACE American	EPRN0507017A
Lexington Ins. Co.	19946022	Time Limits:
Partners Re Infrassure Ltd.	B0702JA010260Y B0702JA010121Y	90 Day Period but not to exceed $50,000,000 - Automatic Coverage

Munich Re National Union Fire Co. of Pittsburgh	BO702JA010120Y 2638223

90 Day Period - Extended Period of Liability

90 Day Period - Ordinary Payroll

30 Day Period but not to exceed $10,000,000 - Ingress / Egress

180 Day Period but not to exceed the lesser of a $5,000,000 limit or 200% of Normal Cost - Logistics Extra Cost

Lexington Insurance Co.	2638224	Based on Values: $1,337,860,563	$2,500,000 Property Damage
		Limits: $50,000,000	30 Days Business Interruption

TPC GROUP
Executive Summary of
For 2009-2010
LIABILITY SUMMARY

Coverage	Policy Data	Limits	Remarks
General Liability	Not Carried	None	Self-Insured

Umbrella Excess Liability	Lexington Ins. Co.	$25,000,000	Excess of primary limits
	Thru Southern Risk Specialists (AIG)	$25,000,000	Annual Aggregate / Products / Comp. Oper.
	Policy No. 005629932	$25,000,000	Annual Aggregate
	08-01-09 - 08-01-10	$2,000,000	Self-Insured Retention CGL
		$1,000,000	Self-Insured Retentino - All Other

Follow Form Excess Liability	Lexington Ins. C. (London) Thru R.K. Harrison Policy No. 2213972 08-01-09 - 08-01-10	$ $	50,000,000 50,000,000	Each occurrence Annual Aggregate As Applicable Excess of $25,000,000

Follow Form Excess Liability	AWAC (Bermuda) Thru R.K. Harrison Policy No. C008006/003 08-01-09 - 08-01-10	$ $	25,000,000 25,000,000	Each occurrence Annual Aggregate As Applicable Excess of $75,000,000

Commercial Automobile Liability - Domestic (Includes All Owned, Non-Owned and Hired Vehicles)	Zurich American Ins. Co. Policy No. BAP 6549092-00 08-01-09 - 08-01-10		$1,000,000	Each Occurrence Combined Single Limit BI & PD
			$1,000,000	Uninsured/Underinsured Motorist Coverage
			$2,500	Personal Injury Protection Coverage
			$1,000	Collision Deductible - vehicles 2001 & newer
			$1,000	Comprehensive Deductible - vehicles 2001 & newer

Worker’s Compensation & Employers Liability	Zurich American Ins. Co. Policy No. WC 6549093-00 08-01-09 - 08-01-10		$1,000,000	Employers’ Lia - BI by Accident ea. accident
			$1,000,000	Employers’ Lia - BI by Disease - policy limit
			$1,000,000	Employers’ Lia. - BI by Disease - ea. Employee
			$1,000,000	Each accident

Marine Terminal Operators Legal Liability	ACE Commercial Marine Policy No. N04927886 08-01-09 - 08-01-10	$ $ $ $	1,000,000 1,000,000 25,000 100,000	Any One Accident or Occur. CSL Any One Accident or Occur. - Pollution Deductible Per Accident Deductible Per Accident as respects Pollution Claims

Underground Storage Tank Liability	(Commerce & Industry Ins. Co.) (AIG) Policy No. 001926834 08-01-09 - 08-01-10	$1,000,000	Each Occurrence
		$1,000,000	Aggregate
		$25,000	Deductible

Pollution and Remediation Legal Liability	Indian Harbor Ins. Co. Thru XL Insurance Policy No. PEC001015603 08-01-08 - 08-01-10	$25,000,000	Each loss, Remediation Expense or Legal Defense Expense
		$25,000,000	Total for all Loss, Remediation Expense
		$1,000,000	Self-Insured Retention - Each Loss
		$10,000,000	Remediation Expense or Legal Defense - Non-Owned Disposal Sites
		$10,000,000	Pipelines

Ocean Marine Open Cargo Policy	Ascot Underwriting, Inc. and Underwriters at Lloyd’s Thru Southern Marine & Aviation Joint Policy No. SM4-1398	$20,000,000	Any one vessel, connecting
Annual Deposit Premium
		$2,500,000	Goods in storage at 8600 Park Place Blvd., Houston, TX
		$500,000	Goods in storage at 4606 Baker Road, Baytown, TX
		$250,000	Goods in storage at 3524 Cities Service Terminal, Westlake, LA
		$250,000	Goods in storage at any one unnamed location
		NIL	While Carried on Deck and Subject to an on deck bill of
lading on any one vessel (part of overall limit per vessel)
		NIL	Any one aircraft or connecting conveyance
		NIL	In respect of any one package shipped by mail
		NIL	By any one land conveyance

Deductible Average:
8600 Park Place Blvd. - $25,000
All other locations - $10,000